Exhibit 10.1

EXECUTION VERSION

REPLACEMENT TERM LOAN AMENDMENT

REPLACEMENT TERM LOAN AMENDMENT, dated as of November 2, 2016 (this “Agreement”), to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013 and as amended by the First Amendment dated as of May 18, 2015 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents and parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested (i) that the Lenders effect certain modifications to the Credit Agreement as described herein (the Credit Agreement, as so modified hereby, the “Amended Credit Agreement”), and (ii) that the outstanding Term Loans be replaced with a new term loan B facility (the “2016 Replacement Term Loan Facility”) by obtaining 2016 New Term Loan Commitments (as defined in Section 3 of this Agreement) and having existing Term Loans be continued, pursuant to a cashless roll, in each case, as provided herein;

WHEREAS, the loans under the 2016 Replacement Term Loan Facility (the “2016 New Term Loans”) will replace and refinance the currently outstanding Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in Section 9.08(d) of the Credit Agreement;

WHEREAS, the 2016 New Term Loans will have the terms set forth in the Amended Credit Agreement;

WHEREAS, each existing Lender that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) in such capacity (a “Continuing Term Lender Addendum”) and in connection therewith agrees to continue all of its Existing Term Loans (as defined below) as 2016 New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue, pursuant to a cashless roll, all of its existing Term Loans (all existing Term Loans outstanding under the Credit Agreement, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Effective Date (as defined below) as 2016 New Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (it being understood that the principal amount of Existing Term Loans so continued shall be determined by the Administrative Agent and notified to such Existing Term Lender);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) (a “Replacement Term Lender Addendum”) and agrees in connection therewith to provide its 2016 New Term Loan (collectively, the “Replacement Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) commit to provide its 2016 New Term Loan on the Effective Date (the “Replacement Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Replacement Term Lender;

WHEREAS, the proceeds of the Replacement Term Loans will be used to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as 2016 New Term Loans by Continuing Term Lenders (the “Non-Continuing Term Loans”);

WHEREAS, the Continuing Term Lenders and the Replacement Term Lenders (collectively, the “2016 Term Lenders”) are severally willing to continue their Existing Term Loans as Continued Term Loans and/or to provide Replacement Term Loans, as the case may be, subject to the terms and conditions set forth in the Credit Agreement, this Agreement and the Amended Credit Agreement, as applicable;

WHEREAS, upon the occurrence of the Effective Date, the 2016 Term Lenders will constitute Required Lenders under the Credit Agreement; and

WHEREAS, the 2016 Term Lenders and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     Definitions. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

SECTION 2.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective immediately after the provision of, or the continuation of Existing Term Loans as, as applicable, 2016 New Term Loans on the Effective Date, as follows:

2.1.     Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)     The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“Commitment” shall mean with respect to any Lender, the obligation of such Lender, if any, to:

(i) make an Existing Term Loan to the Borrower hereunder on the Second Restatement Date in accordance with the Restatement Agreement, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, which aggregate amount of the Commitments on the Second Restatement Date was $1.2 billion, and

(ii) provide, or to continue its Existing Term Loans as, as applicable, a 2016 New Term Loan to the Borrower on the 2016 Replacement Term Loan Amendment Effective Date in accordance with the 2016 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2016 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2016 Replacement Term Loan Amendment Effective Date is $929 million.

The amount of each Term Lender’s Commitment on the Second Restatement Date is its “New Term Loan Commitment” as defined in the Restatement Agreement. The amount of each Term Lender’s Commitment on the 2016 Replacement Term Loan Amendment Effective Date is its 2016 Replacement Term Loan Commitment. For all purposes hereunder, from and after the 2016 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2016 New Term Loans.

(b)     The definition of “Defaulting Lender” is hereby amended by inserting immediately after the phrase “a Bankruptcy Event” the phrase “or a Bail-In Action”.

(c)     Clause (b)(iii) of the definition of “Excess Cash Flow” is hereby amended by deleting the dollar amount “$75.0 million” and substituting in lieu thereof the dollar amount “$100.0 million”.

(d)     The definition of “Lender” is hereby amended and restated in its entirety as follows:

“Lender” shall mean (i) each New Term Lender (as defined in the Restatement Agreement) (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (ii) each financial institution or other entity that is listed on the signature pages of the 2016 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04) and (iii) any other person that becomes a “Lender” hereunder in accordance with Section 9.04.

(e)     The definition of “Maturity Date” is hereby amended by deleting the date “May 31, 2020” and substituting in lieu thereof the date “May 31, 2023”.

(f)     The definition of “Term Loans” is hereby amended and restated in its entirety as follows:

“Term Loans” shall mean (i) the Existing Term Loans that were made by the Lenders to the Borrower on the Second Restatement Date pursuant to Section 2.01 and (ii) the 2016 New Term Loans, as context may require. On and after the 2016 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2016 New Term Loans, except as the context may otherwise require.

(g)     The following new definitions shall be inserted in their proper alphabetical order:

“2016 New Term Loans” shall have the meaning set forth in Section 2.01.

“2016 Replacement Term Loan Amendment” shall mean the Replacement Term Loan Amendment, dated as of the 2016 Replacement Term Loan Amendment Effective Date, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

“2016 Replacement Term Loan Amendment Effective Date” shall mean November 2, 2016.

“2016 Replacement Term Loan Facility” shall have the meaning set forth in the 2016 Replacement Term Loan Amendment.

“2016 Replacement Term Loan Commitment” shall have the meaning set forth in the 2016 Replacement Term Loan Amendment.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Existing Term Loans” shall have the meaning set forth in Section 2.01.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2.     Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

On the Second Restatement Date, each Lender made Term Loans to the Borrower (the “Existing Term Loans”) in the original aggregate principal amount of $1.2 billion. Subject to the terms and conditions set forth in the 2016 Replacement Term Loan Amendment, on the 2016 Replacement Term Loan Amendment Effective Date, each 2016 New Term Lender agrees to and shall provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2016 New Term Loans”) in a principal amount not to exceed its 2016 Replacement Term Loan Commitment.

2.3.     Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended by adding immediately before the final sentence thereof the sentence “On the 2016 Replacement Term Loan Amendment Effective Date, the 2016 New Term Loans shall constitute, on the terms provided in the 2016 Replacement Term Loan Amendment, Term Loans hereunder.”.

2.4.     Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended by replacing the text “on the Second Restatement Date” with “on the 2016 Replacement Term Loan Amendment Effective Date.”

2.5.     Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the text “(i) any prepayment of Term Loans made or (ii) any amendment to the Loan Documents in respect of the Term Loans, in each case on or prior to the date that is the six-month anniversary of the First Amendment Effective Date and in connection with a Repricing Transaction” in subsection (a) thereof and substituting in lieu thereof the text “(i) any prepayment of Term Loans made or (ii) any amendment to the Loan Documents in respect of the Term Loans, in each case on or prior to the date that is the six-month anniversary of the 2016 Replacement Term Loan Amendment Effective Date and in connection with a Repricing Transaction”.

2.6.     Amendment to Section 2.17. Section 2.17 of the Credit Agreement is hereby amended by adding the following as a new clause (h) therein:

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the 2016 Replacement Term Loan Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.7.     Amendment to Section 2.19(c). Section 2.19(c) of the Credit Agreement is hereby amended by deleting the text “the date that is the six-month anniversary of the First Amendment Effective Date as a result of a Repricing Transaction” in subsection (d) thereof and substituting in lieu thereof the text “the date that is the six-month anniversary of the 2016 Replacement Term Loan Amendment Effective Date as a result of a Repricing Transaction”.

2.8.     Amendment to Article III. Article III of the Credit Agreement is hereby amended by adding the following as a new Section 3.22 therein:

“Section 3.22     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.”

2.9.     Amendment to Section 6.04(b). Section 6.04(b) of the Credit Agreement is hereby amended by deleting the dollar amount “$50.0 million” therein and substituting in lieu thereof the dollar amount “$100.0 million”.

2.10.     Amendment to Section 6.04(q). Section 6.04(q) of the Credit Agreement is hereby amended by (i) adding the text “made after the 2016 Replacement Term Loan Amendment Effective Date” immediately after the text “Investments by the Borrower or any Restricted Subsidiary” and (ii) adding the text “provided, however, that notwithstanding anything to the contrary herein, any Investments made pursuant to this paragraph (q) prior to the 2016 Replacement Term Loan Amendment Effective Date shall not count against or otherwise reduce the $150.0 million Investment capacity set forth above” immediately before the end thereof.

2.11.     Amendment to Section 9.04(b)(A). Section 9.04(b)(A) of the Credit Agreement is hereby amended and restated as set forth below:

“the Borrower, provided that (x) the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (y) no consent of the Borrower shall be required (i) if an Event of Default under Section 7.01(b) or (c), or (with respect to the Borrower only) Section 7.01(h) or (i)(i), (ii), (iii) or (iv) has occurred and is continuing and (ii) with respect to an assignment in respect of a Term Facility, if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender and provided further that, for purposes of clarity, it is understood that no assignment may be made to a Disqualified Institution;”

2.12.     Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following as a new Section 9.25 therein:

“SECTION 9.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

SECTION 3.     2016 New Term Loans; Allocations and Reallocations.

3.1.     Each (a) Replacement Term Lender, by executing a Replacement Term Lender Addendum, and (b) Continuing Term Lender, by executing a Continuing Term Lender Addendum, consents to the amendments to the Credit Agreement set forth in this Agreement.

3.2.     Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue, pursuant to a cashless roll, all its Existing Term Loans as a Continued Term Loan on the date requested by the Borrower to be the Effective Date in a principal amount equal to such Continuing Term Lender’s Continuing Term Loan Commitment (as defined below) and (ii) each Replacement Term Lender agrees to provide its Replacement Term Loan on such date in a principal amount equal to such Replacement Term Lender’s Replacement Term Loan Commitment (as defined below). The Borrower shall give notice to the Administrative Agent of the proposed Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Continuing Term Lender and each Replacement Term Lender thereof.

3.3.      Each Replacement Term Lender will provide its Replacement Term Loan on the Effective Date by making available to the Administrative Agent, in the manner contemplated by the Amended Credit Agreement or as otherwise arranged by the Administrative Agent and such Replacement Lenders, an amount equal to its Replacement Term Loan Commitment. The “Replacement Term Loan Commitment” of any Replacement Term Lender will be such amount (not exceeding any commitment offered by such Replacement Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date. The “Continuing Term Loan Commitment” of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register immediately prior to giving effect to the Effective Date (or such lesser amount as allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date), which shall be continued as an equal amount of Continued Term Loans (it being understood that no cash will be advanced as part of any continuation of Continued Term Loans). Replacement Term Loan Commitments and Continuing Term Loan Commitments are collectively referred to herein as the “2016 Replacement Term Loan Commitment”. The commitments of the Replacement Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to provide, or continue its Existing Term Loans as, as applicable, its 2016 New Term Loan. The 2016 New Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.02 and 2.07 of the Amended Credit Agreement. Upon the provision of, or the continuation of the Existing Term Loans as, as applicable, 2016 New Term Loans on the Effective Date, the 2016 New Term Loans shall be ABR Loans or Eurodollar Loans, as the case may be, of the same Type and with the Interest Period(s) that were applicable to the Existing Term Loans immediately prior to the Effective Date uninterrupted thereby with the initial Interest Period(s) applicable to the 2016 New Term Loans equal to the remaining length of such Existing Term Loans’ Interest Period(s).

3.4.     The obligation of each 2016 Term Lender to provide, or continue its Existing Term Loans as, as applicable, its 2016 New Term Loans on the Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Agreement.

3.5.     On and after the Effective Date, each reference in the Amended Credit Agreement to “Term Loans” shall be deemed a reference to the 2016 New Term Loans contemplated hereby, except as the context may otherwise require.

3.6.     The Lenders hereby agree to waive the notice requirements of Sections 2.10(c) and 2.11 of the Amended Credit Agreement (which notice is otherwise hereby deemed to be effectively given to the Administrative Agent) in connection with the prepayment of Term Loans and the prepayment or replacement of Existing Term Loans contemplated hereby. The Continuing Term Lenders, constituting Required Lenders immediately prior to the Effective Date, hereby agree to waive the breakage costs provisions of Section 2.16 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 4.     Effectiveness. This Agreement shall become effective, and the provision of, or the continuation of Existing Term Loans as, as applicable, the 2016 New Term Loans shall occur, as of the date (the “Effective Date”) on which the conditions set forth below have been satisfied:

4.1.     At the time of and immediately after giving effect to the Effective Date and the provision of, or the continuation of Existing Term Loans as, as applicable, 2016 New Term Loans on the Effective Date, no Event of Default or Default shall have occurred and be continuing.

4.2.     The Administrative Agent (or its counsel) shall have received from (i) the Borrower, Holdings, the other Loan Parties (the Borrower, Holdings and such other Loan Parties, collectively, the “Reaffirming Parties”) and (ii) the 2016 Term Lenders either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

4.3.     The Administrative Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a customary written opinion of (x) Sidley Austin LLP, special counsel for Holdings and the Borrower and (y) Reinhart Boerner Van Dueren S.C., Wisconsin counsel for the Borrower, (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders on the Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent consistent with those delivered on the Second Restatement Date (other than changes to such legal opinion resulting from change in law, fact or change to counsel’s form of opinion), and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

4.4.     The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (a), (b), (c) and (d) below:

(a)     a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(b)     a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Effective Date and certifying:

(i) that attached thereto is a true and complete copy of the by laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date,

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(iii) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(iv) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(v) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(c)     a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (b) above; and

(d)     a certificate of a Responsible Officer of Holdings or the Borrower certifying that as of the Effective Date (i) all the representations and warranties set forth in the Credit Agreement are true and correct to the extent set forth therein on and as of the Effective Date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (ii) that as of the Effective Date, no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2016 New Term Loans on the Effective Date.

4.5.      (i) Subject to Section 7, the Collateral and Guarantee Requirement continues to be satisfied, (ii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 of the Amended Credit Agreement or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

4.6.     The Lenders shall have received, in each case in accordance with Section 5.04 of the Credit Agreement, the financial statements and other financial information referred to in Sections 5.04(a), (b), (c), (d) and (e) of the Credit Agreement.

4.7.     The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties under the Credit Agreement or under any other Loan Document.

4.8.     To the extent requested by the Administrative Agent not less than two (2) days prior to the Effective Date, the Administrative Agent shall have received, at least one (1) day prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Each 2016 Term Lender, by delivering its signature page to this Agreement and providing, or continuing its Existing Term Loans as, as applicable, its 2016 New Term Loan on the Effective Date shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by the Administrative Agent or any Lender, as applicable, on the Effective Date.

SECTION 5.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of Holdings and the Borrower represents and warrants to each of the 2016 Term Lenders and the Administrative Agent that:

5.1.     This Agreement has been duly authorized, executed and delivered by it and this Agreement and the Amended Credit Agreement constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

5.2.     (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except any representation and warranty which is qualified by materiality, which is correct and accurate in all respects) on and as of the Effective Date as if made on such date; provided if any such representation and warranty is expressly made only as of a prior date, such representation and warranty is true as of such prior date and (b) no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2016 New Term Loans on the Effective Date.

SECTION 6.     Effect of Amendment.

6.1.      Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

6.2.      On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.     Legal Opinions Regarding Mortgages. The Borrower shall, within 90 days of the Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent, executed legal opinions from counsel to the Borrower, which opine that, after giving effect to this Agreement, each Mortgage encumbering each Mortgaged Property owned or leased by the Borrower or a Subsidiary Guarantor as of the Effective Date continues in full force and effect and is effective to secure the 2016 Replacement Term Loan Facility, including the extension of the Maturity Date described above in Section 2(e), and that no filing or recording of any amendment or confirmation is required in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such legal opinions may include customary assumptions and exceptions in accordance with customary opinion practice.

SECTION 8.     General.

8.1.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2.      Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the preparation, negotiation and execution of this Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 9.05 of the Amended Credit Agreement.

8.3.      Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.4.      Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.5.     Reaffirmation. Each of the Reaffirming Parties hereby:

(a)     consents to this Agreement and the transactions contemplated hereby and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Collateral Agreement and the other Security Documents and the other Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Agreement and the consummation of the transactions contemplated hereby, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect except as expressly set forth herein,

(b)     ratifies the Security Documents and the other Loan Documents to which it is a party,

(c)     confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Agreement,

(d)     agrees that each of the representations and warranties made by each Reaffirming Party in the Security Documents to which it is a party is true and correct as to it in all material respects on and as of the date hereof (unless any such representation or warranty expressly relates to a given date, in which case such representation or warranty was true and correct in all material respects as of such given date), and

(e)     agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC ACQUISITION CORP.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC POWER SYSTEMS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC MOBILE PRODUCTS, LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Secretary and Treasurer

MAC, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

CHP HOLDINGS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

COUNTRY HOME PRODUCTS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

Signature Page to Replacement Term Loan Amendment

ROUTE 22A & 1 MAIN LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

2

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Brian L. Grossman
Name: Brian L. Grossman
Title: Managing Director

Signature Page to Replacement Term Loan Amendment

CONTINUING TERM LENDER ADDENDUM TO THE REPLACEMENT TERM LOAN AMENDMENT

IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS AMENDED AND RESTATED AS OF MAY 30, 2012

AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 2013

AND AS FURTHER AMENDED AS OF MAY 18, 2015

This Lender Addendum (this “Continuing Term Lender Addendum”) is referred to in, and is a signature page to, the Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013 and as further amended by the First Amendment dated as of May 18, 2015 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Continuing Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Continuing Term Lender Addendum, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to continue its Existing Term Loans as 2016 New Term Loans on the Effective Date in the amount of its 2016 New Term Loan Commitment (it being understood that such continuation shall be effected pursuant to a cashless roll).

Name of Institution:	____________________________________________________________________________________________________________

Executing as a Continuing Term Lender[1]:

By:

_________________________________________

Name:

Title:

For any institution requiring a second signature line:

By:

_________________________________________

Name:

Title:

1 In no event shall any Lender be able to continue/roll more than their allocation, which allocation shall be at the discretion of the Administrative Agent

REPLACEMENT TERM LENDER ADDENDUM TO THE REPLACEMENT TERM LOAN AMENDMENT

IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS AMENDED AND RESTATED AS OF MAY 30, 2012

AS FURTHER AMENDED AND RESTATED AS OF MAY 31, 2013

AND AS FURTHER AMENDED AS OF MAY 18, 2015

This Lender Addendum (this “Replacement Term Lender Addendum”) is referred to in, and is a signature page to, the Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013 and as further amended by the First Amendment dated as of May 18, 2015 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Replacement Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Replacement Term Lender Addendum as a Replacement Term Lender, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to provide 2016 New Term Loans on the Effective Date in the amount of such Replacement Term Lender’s 2016 New Term Loan Commitment.

Name of Institution:	____________________________________________________________________________________________________________

Executing as a Replacement Term Lender:

By:

_________________________________________

Name:

Title:

For any institution requiring a second signature line:

By:

_________________________________________

Name:

Title: